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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Home Shopping Network, Inc.

We consent to incorporation by reference herein of our reports dated February 15, 1994, relating to (1) the consolidated balance sheets of Home Shopping Network, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1993 and the four months ended December 31, 1992 and
(2) the related financial statement schedules. The report on the consolidated financial statements appears in the 1993 Annual Report to stockholders of Home Shopping Network, Inc. and has been incorporated by reference in the 1993 annual report on Form 10-K. The report on the related financial statement schedules appears in the 1993 annual report on Form 10-K of Home Shopping Network, Inc.

                                          KPMG PEAT MARWICK

St. Petersburg, Florida
March 29, 1994